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                                 CLIMACHEM, INC.
                               SUBSIDIARY LISTING
                            REVISED FEBRUARY 26, 1999


CLIMACHEM, INC.
     Northwest Financial Corporation
     Climate Mate, Inc.
     The Environmental Group International Limited
     LSB Chemical Corp.
          Total Energy Systems Limited
                 Total Energy Systems (NZ) Limited
                 T.E.S. Mining Services Pty. Ltd.
                 Total Energy Systems (International) Pty Ltd
          El Dorado Chemical Company
                 Slurry Explosive Corporation
          El Dorado Nitrogen Company (f/k/a LSB Nitrogen Corporation,
            f/k/a LSB Import Corp.)
          DSN Corporation
          Universal Tech Corporation
     The Environmental Group, Inc.
     International Environmental Corporation
     Climate Master, Inc.
     CHP Corporation
          Koax Corp.
     APR Corporation
     ClimateCraft, Inc. (f/k/a Summit Machine Tool Systems, Inc.)
     ACP International Limited (f/k/a ACP Manufacturing Corp.)
     ThermalClime, Inc. (f/k/a LSB South America Corporation)